                                                                  EXHIBIT (A)(7)

                    LETTER FROM SAVINGS AND RETIREMENT PLAN
                           ADMINISTRATIVE COMMITTEE



                                                                  April 15, 1998


                               OFFER TO EXCHANGE


                 NOT MORE THAN .86 NOR LESS THAN .73 OF A SHARE
             OF CLASS A COMMON STOCK OF ABERCROMBIE & FITCH CO. FOR
                EACH SHARE OF COMMON STOCK OF THE LIMITED, INC.


NAME/ADDRESS


Dear ___________:

  We are enclosing the Offering Circular-Prospectus dated April 15, 1998
(the "Offering Circular-Prospectus") of The Limited, Inc. ("The Limited"), and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute The Limited's offer to its stockholders (the "Exchange Offer") to exchange up to 43,600,000 shares of Class A common stock, par value $.01 per share ("A&F Common Stock"), of Abercrombie & Fitch Co. ("A&F"), for shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited that are validly tendered by the Expiration Date (as defined below) and not withdrawn or deemed withdrawn, at an Exchange Ratio not greater than .86 nor less than .73 of a share of A&F Common Stock for each share of Limited Common Stock tendered, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and in the related Letter of Transmittal. See "Summary", "The Transactions" and "The Exchange Offer" in the Offering Circular-Prospectus. Capitalized terms used herein shall have the meanings ascribed to them in the Offering Circular-Prospectus. Also enclosed is a brief description of the Exchange Offer in connection with The Limited's Savings and Retirement Plan ("Savings and Retirement Plan"), questions and answers describing how the process works and a Tender Instruction Form for the tender of Limited Common Stock held in the Savings and Retirement Plan.

  Our records indicate that you hold ____ whole shares of Limited Common Stock ("Plan Shares") allocated to your account under the Savings and Retirement Plan ("Account") as of February 28, 1998. As a participant in the Savings and Retirement Plan you may elect to "tender" (exchange) some or all of the shares of Limited Common Stock (excluding fractional shares) currently allocated to your Account by following the procedures described in the attachments to this letter. PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE OF THE SAVINGS AND RETIREMENT PLAN ("TRUSTEE") TO TENDER YOUR SHARES IS WEDNESDAY, MAY 13, 1998, YOU MUST SEND YOUR TENDER INSTRUCTION FORM TO THE ADMINISTRATIVE COMMITTEE FOR RECEIPT BY MAY 11, 1998. You also may withdraw any tender you have made under the Exchange Offer provided you do so prior to the May 11, 1998 deadline.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF LIMITED COMMON STOCK HELD ON YOUR BEHALF UNDER THE SAVINGS AND RETIREMENT PLAN BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OF LIMITED COMMON STOCK MAY ONLY BE MADE BY THE TRUSTEE OF THE SAVINGS AND RETIREMENT PLAN AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS

FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF LIMITED COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE SAVINGS AND RETIREMENT PLAN.

  Accordingly, we request instructions as to whether you wish the Trustee to tender any or all such shares of Limited Common Stock held in your Account under the Savings and Retirement Plan, pursuant to the terms and conditions set forth in the Exchange Offer.

  Your attention is invited to the following:

        1. The Exchange Ratio Range within which you may direct the Trustee to tender for exchange is not more than .86 nor less than .73 of a share of A&F Common Stock for each share of Limited Common Stock tendered and exchanged.

        2. The Limited currently holds up to 43,600,000 of the shares of A&F Common Stock, at least 90% of which will be distributed pursuant to the Exchange Offer, subject to the terms and conditions thereof.

        3. The Exchange Offer is subject to the satisfaction of certain conditions, as described in the Offering Circular-Prospectus, and is also subject to proration in certain circumstances, as described below.

        4. A holder of Limited Common Stock has the right to tender all, or a portion, of such holder's shares of Limited Common Stock (excluding fractional shares). You may choose the Exchange Ratio at which you tender such shares by either (a) checking the box marked "SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY DUTCH AUCTION" or (b) checking one of the boxes in the section marked "SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY STOCKHOLDER". If you wish to maximize the chance of having The Limited accept for exchange all of the shares of Limited Common Stock you are tendering (subject to the possibility of proration), you should check the box marked "SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY DUTCH AUCTION" below.

        5. Holders of Limited Common Stock will receive that fraction of a share of A&F Common Stock represented by the Final Exchange Ratio for each share of Limited Common Stock accepted for exchange.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 7 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of shares in the Exchange Offer.

        7. You must submit separate Tender Instruction Forms if you wish to tender some shares of Limited Common Stock in your Account at one Exchange Ratio and other shares of Limited Common Stock in your Account at another Exchange Ratio. Please note that the same shares of Limited Common Stock cannot be tendered for exchange at more than one Exchange Ratio.

  The Exchange Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, May 13, 1998 (the "Expiration Date"), unless extended in accordance with applicable law and the terms of the Exchange Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer, as extended, shall expire.

  The maximum number of shares of Limited Common Stock which will be accepted for exchange will be that number of shares which, when multiplied by the Final Exchange Ratio, equals 43,600,000 shares of A&F Common Stock. If more than such maximum number of shares of Limited Common Stock are tendered at Exchange Ratios at or below the Final Exchange Ratio, the Exchange Offer will be oversubscribed, and shares of Limited Common Stock tendered at or below the Final Exchange Ratio will be subject to proration in accordance with the terms set forth in the Offering Circular-Prospectus under "The Exchange Offer--Terms of the Exchange Offer". If proration of tendered shares of Limited Common Stock is required, The Limited does not expect that it would be able to announce the final proration factor or to commence delivery of any shares of A&F Common Stock pursuant to the Exchange Offer until approximately seven business days after the Expiration Date. Upon acceptance by The Limited of the shares of Limited Common Stock tendered pursuant hereto, you will be deemed to have accepted the shares of A&F Common Stock exchanged therefor and will be deemed to have relinquished all rights with respect to the shares of Limited Common Stock so accepted.

  The Exchange Offer is made solely by the Offering Circular-Prospectus and the related Letter of Transmittal and is being made to all holders of Limited Common Stock. The Limited is not aware of any jurisdiction where the making of the Exchange Offer or the acceptance thereof would not be in compliance with applicable law. If The Limited becomes aware of any jurisdiction where the making of the Exchange Offer or acceptance thereof would not be in compliance with any valid applicable law, The Limited will make a good faith effort to comply with such law. If, after such good faith effort, The Limited cannot comply with such law, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares of Limited Common Stock in any such jurisdiction.

  IF YOU WISH TO AUTHORIZE THE TENDER OF SHARES OF LIMITED COMMON STOCK HELD IN YOUR ACCOUNT IN THE SAVINGS AND RETIREMENT PLAN. PLEASE COMPLETE THE TENDER INSTRUCTION FORM, INDICATING THE NUMBER OF SHARES TENDERED AND THE EXCHANGE RATIO, AND RETURN THE SIGNED FORM TO US IN THE ENVELOPE PROVIDED. IF YOU INDICATE AN EXCHANGE RATIO AND DO NOT SPECIFY A SPECIFIC NUMBER OF SHARES, ALL SHARES IN YOUR ACCOUNT WILL BE TENDERED. IF YOU FAIL TO SIGN THE TENDER INSTRUCTION FORM OR FAIL TO INDICATE AN EXCHANGE RATIO, YOUR INSTRUCTION WILL BE INVALID AND NO SHARES IN YOUR ACCOUNT WILL BE TENDERED. PLEASE FORWARD YOUR INSTRUCTIONS TO THE ADMINISTRATIVE COMMITTEE BY MAY 11, 1998 TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

  Before making a decision, you should read carefully the materials in the enclosed Offering Circular-Prospectus, the Notice to Savings and Retirement Plan Participants and the Tender Instruction Form. If you take no action, no shares in your Account will be tendered by the Trustee. The Administrative Committee and the Trustee will treat confidentially your decision whether or not to tender these shares.

  NONE OF THE LIMITED, A&F, THE TRUSTEE, THE ADMINISTRATIVE COMMITTEE, THE BOARD OF DIRECTORS OF THE LIMITED OR THE BOARD OF DIRECTORS OF A&F MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER OF THE LIMITED AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES OF LIMITED COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. STOCKHOLDERS OF THE LIMITED MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES OF LIMITED COMMON STOCK PURSUANT TO THE EXCHANGE OFFER AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT EXCHANGE RATIO TO TENDER SUCH SHARES AFTER READING THE OFFERING CIRCULAR-PROSPECTUS AND CONSULTING WITH THEIR ADVISORS BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

  If you direct the Trustee to tender shares of Limited Common Stock and such shares are exchanged for shares of A&F Common Stock, the A&F Common Stock will be held in a separate investment fund under the Savings and Retirement Plan. PLEASE NOTE THAT TO THE EXTENT SUCH SHARES OF A&F COMMON STOCK ARE NOT RETAINED BY YOU AS AN INVESTMENT UNDER THE SAVINGS AND RETIREMENT PLAN, YOU MAY NOT QUALIFY FOR CERTAIN FAVORABLE TAX TREATMENT UPON SUBSEQUENT DISTRIBUTIONS TO YOU FROM THE SAVINGS AND RETIREMENT PLAN. SEE "CERTAIN TAX

INFORMATION" FOLLOWING THE ATTACHED QUESTIONS AND ANSWERS ("Q&As") ON THE SAVINGS AND RETIREMENT PLAN.

  For any Savings and Retirement Plan participant, during the period the Exchange Offer is open (and thereafter for so long as legal restrictions apply), the Trustee will not purchase any shares of Limited Common Stock for the Savings and Retirement Plan. Instead, the Trustee will accumulate any of your contributions and employer matching contributions that you have directed into the Account. The Trustee will invest these amounts in a short-term fund and will resume purchases of shares of Limited Common Stock once the Exchange Offer period is concluded.

  ANY DISTRIBUTIONS OR INVESTMENT FUND TRANSFERS THAT MAY BE REQUESTED DURING THE EXCHANGE OFFER PERIOD MAY BE DELAYED UNTIL AFTER THE EXPIRATION OF THE EXCHANGE OFFER.

  IF YOU ELECT TO INSTRUCT THE TRUSTEE TO TENDER SHARES FROM YOUR ACCOUNT, THE ENCLOSED YELLOW TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE ADMINISTRATIVE COMMITTEE BY MAY 11, 1998. PLEASE USE THE ENCLOSED REPLY ENVELOPE TO RETURN YOUR TENDER INSTRUCTION FORM.

  TENDER INSTRUCTION FORMS RECEIVED AFTER THE ABOVE DATE WILL NOT BE ACCEPTED.

  YOU MUST COMPLETE AND SIGN YOUR TENDER INSTRUCTION FORM. IF YOU DO NOT SIGN THE FORM, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.

  IF YOU DO NOT WISH TO TENDER YOUR SHARES, TAKE NO ACTION.



                            ADMINISTRATIVE COMMITTEE
                            The Limited, Inc. Savings and Retirement Plan


  THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY GOLDMAN, SACHS & CO. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                            TENDER INSTRUCTION FORM
                        FOR SHARES IN THE LIMITED, INC.
                          SAVINGS AND RETIREMENT PLAN


(NOTE: Before completing this Tender Instruction Form, you should refer to the attached Letter (the "SARP Committee Letter") from the Administrative Committee of The Limited, Inc. Savings and Retirement Plan ("Savings and Retirement Plan") and the attached Notice to Savings and Retirement Plan Participants ("Notice"). Capitalized terms used herein shall have the meanings ascribed to them in the SARP Committee Letter or the Offering Circular-Prospectus, as the case may be.)

TO THE TRUSTEE OF THE SAVINGS AND RETIREMENT PLAN:

  I am a participant in the above-referenced Savings and Retirement Plan who has shares of Limited Common Stock credited to my Account and, as such, acknowledge receipt of your letter and the enclosed Offering Circular-Prospectus and the related Letter of Transmittal, which together constitute The Limited's offer to its stockholders to exchange up to 43,600,000 shares of A&F Common Stock for shares of Limited Common Stock that are validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, at an Exchange Ratio not greater than .86 nor less than .73 of a share of A&F Common Stock for each share of Limited Common Stock tendered and exchanged, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and in the related Letter of Transmittal.

  This form instructs you to tender the number of shares of Limited Common Stock indicated below (or, if no number is indicated below, all shares) at the Exchange Ratio indicated in the following box held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and the related Letter of Transmittal. I acknowledge that if I instruct you to tender more shares of Limited Common Stock than are held in my account, my instruction will be invalid and you will not tender any shares of Limited Common Stock held in my Account.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
                BEFORE COMPLETING THIS TENDER INSTRUCTION FORM.

     THE UNDERSIGNED, BY COMPLETING THE BOXES BELOW AND SIGNING THIS TENDER INSTRUCTION FORM, WILL BE DEEMED TO HAVE INSTRUCTED THE TRUSTEE TO TENDER THE INDICATED NUMBER OF SHARES OF LIMITED COMMON STOCK HELD IN THE UNDERSIGNED'S ACCOUNT IN THE SAVINGS AND RETIREMENT PLAN


                                        SAVINGS AND RETIREMENT PLAN ACCOUNT
------------------------------------------------------------------------------------------------------------------

                                                                     NUMBER OF WHOLE               NUMBER OF
                                                                     SHARES HELD IN                 SHARES
                                                                     PARTICIPANT'S               TENDERED (*)
       NAME OF SAVINGS AND RETIREMENT PLAN PARTICIPANT                  ACCOUNT
                                                             -----------------------------------------------------
                                                             -----------------------------------------------------

                                                             -----------------------------------------------------

*  Unless otherwise indicated in this column, the participant will be deemed to have tendered all of the shares of
   Limited Common Stock held in the participant's Savings and Retirement Plan Account.

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                           CHECK ONLY ONE BOX BELOW TO INDICATE EXCHANGE RATIO SELECTED.

                              IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                            THERE IS NO PROPER TENDER OF SHARES OF LIMITED COMMON STOCK.
--------------------------------------------------------------------------------------------------------------------
                                         SHARES TENDERED AT EXCHANGE RATIO
                                            DETERMINED BY DUTCH AUCTION
[ ]           I WANT TO MAXIMIZE THE CHANCE OF HAVING THE LIMITED ACCEPT FOR EXCHANGE ALL THE SHARES OF LIMITED
              COMMON STOCK I AM TENDERING (SUBJECT TO THE POSSIBILITY OF PRORATION).  ACCORDINGLY, BY CHECKING THIS
              ONE BOX INSTEAD OF ONE OF THE EXCHANGE RATIO BOXES BELOW, I HEREBY TENDER SHARES OF LIMITED
              COMMON STOCK AT, AND AM WILLING TO ACCEPT, THE EXCHANGE RATIO RESULTING FROM THE DUTCH AUCTION TENDER
              PROCESS.  THIS ACTION COULD RESULT IN RECEIVING AN EXCHANGE RATIO AS LOW AS .73 OF A SHARE OF A&F
              COMMON STOCK PER SHARE OF LIMITED COMMON STOCK.
--------------------------------------------------------------------------------------------------------------------
                                                         OR

                                           SHARES TENDERED AT EXCHANGE RATIO
                                               DETERMINED BY STOCKHOLDER

 [ ]   .730           [ ]    .760                [ ]    .790                [ ]    .820           [ ]    .850
 [ ]   .735           [ ]    .765                [ ]    .795                [ ]    .825           [ ]    .855
 [ ]   .740           [ ]    .770                [ ]    .800                [ ]    .830           [ ]    .860
 [ ]   .745           [ ]    .775                [ ]    .805                [ ]    .835
 [ ]   .750           [ ]    .780                [ ]    .810                [ ]    .840
 [ ]   .755           [ ]    .785                [ ]    .815                [ ]    .845

  I have read and understand the Offering Circular-Prospectus, the SARP Committee Letter and the Notice, and all attachments thereto, and I agree to be bound by the terms of the Exchange Offer. I hereby direct the Trustee to tender these shares of Limited Common Stock on my behalf and to hold shares of A&F Common Stock, if any, received in the Exchange Offer in an investment fund under the Savings and Retirement Plan. I understand and declare that if the tender of my shares of Limited Common Stock is accepted, the payment therefor will be full and adequate compensation for these shares of Limited Common Stock in my judgment, notwithstanding any potential fluctuation in the price of such shares between the last day I can withdraw my tender and the date the Trustee exchanges such shares.



________________                        ________________________________
  DATE                                   SIGNATURE OF PARTICIPANT

Home Telephone:  ________________

Work Telephone:  ________________       ________________________________
                                         PLEASE PRINT NAME

________________________________        ________________________________
  SOCIAL SECURITY NUMBER


                                        ________________________________
                                         PLEASE PRINT ADDRESS


  NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES OF LIMITED COMMON STOCK HELD IN THE SAVINGS AND RETIREMENT PLAN ARE TO BE TENDERED. IF THE FORM IS NOT COMPLETED AND SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE ADMINISTRATIVE COMMITTEE FOR THE SAVINGS AND RETIREMENT PLAN, 82 SOUTH STREET, HOPKINTON, MA. 01748-9918 USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY MAY 11, 1998. YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.


                                       3